Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, J. Brett Harvey, President and Chief Executive Officer (principal executive officer) of CONSOL Energy Inc. (the “Registrant”), certifies that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2005, of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 7, 2005

/s/ J. BRETT HARVEY
J. Brett Harvey
President, Chief Executive Officer